EXHIBIT 99.1
ParkOhio Announces 2022 Fourth Quarter and Full Year Results

Fourth quarter results:
•Net sales from continuing operations of $382 million, up 17% YOY
•GAAP EPS loss from continuing operations of $0.58 per diluted share
◦Adjusted EPS loss from continuing operations of $0.09 per diluted share
◦Includes tax adjustments which negatively impacted GAAP and adjusted EPS by $0.26 per diluted share and negative foreign currency impacts of $0.10 per diluted share

Full year results:
•Net sales from continuing operations of $1.5 billion, up 17% YOY
◦Record sales from continuing operations
•GAAP EPS from continuing operations of $0.83 per diluted share
◦Adjusted EPS from continuing operations of $1.76 per diluted share

2023 Outlook:
•Revenues from continuing operations expected to increase 5-10% YOY
•Higher YOY sales and profitability in each segment resulting from strong end market demand and prior year margin improvement initiatives

Discontinued Operations:
•Company entered into a Memorandum of Understanding to sell its Aluminum Products business, subject to completion of a purchase agreement
•Aluminum Products now classified as a discontinued operation for all periods

CLEVELAND, OHIO, March 15, 2023 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the fourth quarter and full year 2022.

Matthew V. Crawford, Chairman and Chief Executive Officer, stated, “Our Company had record growth in 2022 despite a challenging period highlighted by inflation, supply chain challenges and other disruptions. We emerge as a leaner and more profitable entity. Additionally, we are announcing the intent of a strategic exit of our Aluminum Products business. This is a difficult decision given the substantial opportunities in the business as it relates to lightweighting and electrification, but we have decided to prioritize other investment opportunities. As we look to the future, we see continued growth and opportunity particularly in the North American manufacturing sector as we see substantial opportunities in infrastructure, energy transition and key traditional markets which have only recently begun to recover.”
FOURTH QUARTER AND FULL YEAR CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS

In the fourth quarter of 2022, net sales from continuing operations were $381.6 million compared to $326.5 million in the 2021 period, an increase of 17%. Loss from continuing operations attributable to ParkOhio common shareholders in the fourth quarter of 2022 was $7.0 million, or $0.58 per diluted share, compared to a loss of $4.0 million, or $0.33 per diluted share in the fourth quarter of 2021. Excluding special items, adjusted EPS loss from continuing operations was $0.09 per diluted share in the fourth quarter of 2022 compared to a loss of $0.28 per diluted share in the 2021 period. Our net loss in the fourth quarter of 2022 included tax expense of $1.8 million to establish a valuation allowance related to foreign tax credits and tax expense of

$1.4 million to adjust previously recorded estimates to the full year actual tax expense, which together negatively impacted our EPS by $0.26 per diluted share in the quarter. Results in the fourth quarter of 2022 reflect an unfavorable currency impact totaling $0.10 per diluted share. Please refer to the table that follows for a reconciliation of income (loss) from continuing operations to adjusted income (loss) from continuing operations.

Full year 2022 net sales were $1.5 billion compared to $1.3 billion in 2021, an increase of 17% and a record for our continuing operations (which excludes our Aluminum Products business). Income from continuing operations attributable to ParkOhio common shareholders in 2022 was $10.1 million, or $0.83 per diluted share, compared $1.1 million, or $0.09 per diluted share in 2021. Excluding special items, adjusted EPS from continuing operations was $1.76 per diluted share in 2022 compared to $0.42 per diluted share in 2021. Please refer to the table that follows for a reconciliation of income from continuing operations to adjusted income from continuing operations.

FOURTH QUARTER SEGMENT RESULTS FROM CONTINUING OPERATIONS
In our Supply Technologies segment, net sales in the fourth quarter of 2022 were $181.0 million, an increase of 18% compared to $152.8 million in the fourth quarter a year ago, due to stronger customer demand in most of our key end markets, with the largest increases in the heavy-duty truck, power sports, industrial and agricultural equipment, semiconductor, and civilian aerospace markets, as well as the sales from our acquisitions in 2022. Fourth quarter average daily sales in our supply chain business were up 19% compared to the same period a year ago. Segment operating income was $10.3 million in the fourth quarter of 2022 compared to $9.6 million in the fourth quarter 2021. Operating income margin was 60 basis points lower in the 2022 fourth quarter compared to the same quarter a year ago due primarily to higher supply chain costs, primarily freight-related, and sales mix.

In Assembly Components, which now excludes the Aluminum Products business that has been reclassified to discontinued operations for all periods presented, net sales were $94.6 million, up 13% compared to $83.4 million in the 2021 fourth quarter. This sales increase was driven by higher customer demand driven by several products launched in 2021 and increased net price realization. Segment operating income was $0.4 million in the fourth quarter of 2022 compared to a loss of $7.2 million in the 2021 quarter. On an adjusted basis, operating income was $1.8 million in the current year period compared to a loss of $3.4 million in the 2021 period. The improvement in segment operating results in the 2022 period compared to the same period a year ago was driven by profit flow-through from the higher sales levels, higher product pricing and the benefit of profit improvement initiatives. The loss in the 2021 fourth quarter was driven by lower demand caused by the global micro-chip shortage, and expenses related to plant closure and consolidation.

In Engineered Products, net sales were $106.0 million in the 2022 fourth quarter, up 17% compared to $90.3 million in last year's fourth quarter, driven by strong demand in both our capital equipment business and our forged and machined products business. In our capital equipment business, new equipment backlog totaled $163 million at December 31, 2022 compared to $121 million at December 31, 2021, an increase of 35%. Bookings of new equipment in 2022 totaled $201 million compared to $184 million in 2021, an increase of 9%. In our forged and machined products business, fourth quarter 2022 sales were up 29% compared to the same quarter a year ago, driven by key end markets, primarily rail and aerospace and defense, that continue to recover from pandemic lows and new business awarded during 2022. Segment operating income in the 2022 fourth quarter was $0.1 million, significantly higher than a loss of $10.9 million in the 2021 quarter. On an adjusted basis segment operating income was $5.6 million in the fourth quarter of 2022 compared to a loss of $0.1 million in the 2021 period. The significant profitability improvement in the 2022 fourth quarter was driven by the higher sales levels, implemented operational improvements, and benefits of plant closure and consolidation activities completed during 2022. We expect the positive trend lines in this segment to continue throughout 2023, driven by continued sales growth and operational improvement.

DISCONTINUED OPERATIONS

During 2022, the Company engaged an investment banker to assist in exploring strategic alternatives for its Aluminum Products business. During the fourth quarter of 2022, we determined that this business met the held-for-sale and discontinued operations accounting criteria. Accordingly, the Company has reported the held-for-sale assets and liabilities, the operating results and the cash flows of Aluminum Products in discontinued operations for all periods presented in this press release. The Aluminum Products business was previously reported in the Company’s Assembly Components segment until reclassification to discontinued operations. During the fourth quarter and full year 2022, net loss from discontinued operations, net of tax was $16.9 million and $24.3 million, respectively. The loss in 2022 was due primarily to lower sales volumes; charges related to ongoing restructuring and process improvement initiatives; start-up costs in our new plant in Piedras Negras, Mexico; and the write-down of the net book value of this business to its estimated fair value less costs to sell as of December 31, 2022.

On December 30, 2022, the Company entered into a Memorandum of Understanding (the “MOU”) with a third party pursuant to which the third party would purchase our Aluminum Products business. The sale of the Aluminum Products business is subject to the successful completion of a definitive purchase agreement and other customary conditions. In connection with the MOU, the Company also entered into a financing arrangement with the third party pursuant to which the Company received a portion of the estimated purchase price of the Aluminum Products business, including $20 million of cash and a promissory note in the principal amount of $25 million. The Company used the $20 million from this financing arrangement to repay indebtedness under its revolving credit facility. If a definitive purchase agreement between the parties is not entered into or the sale is not successfully consummated, the promissory note will be cancelled and the Company will repay the third party $20 million, less a $750,000 break-up fee.

LIQUIDITY AND CASH FLOW

At December 31, 2022, our total liquidity was $180 million, which included cash on hand of $58 million and $122 million of unused borrowing availability under our credit arrangements, which included $12 million of suppressed availability.
For the full year 2022, operating cash flow from continuing operations was a use of $27 million, due primarily to an increase in working capital driven by our higher sales levels and supply chain constraints resulting in higher inventory levels.

2023 OUTLOOK - CONTINUING OPERATIONS

For 2023, we expect revenues from continuing operations to increase 5-10% year-over-year, driven by increased customer demand and strong capital equipment backlogs at December 31, 2022. We also expect improvement in adjusted operating income; EBITDA, as defined; free cash flow and adjusted EPS in 2023 as a result of higher sales levels and improved operating margins in each segment.

CONFERENCE CALL

A conference call reviewing ParkOhio’s fourth quarter 2022 results will be broadcast live over the Internet on Thursday, March 16, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 120 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our ability to consummate the sale of our Aluminum Products business for any reason, including the inability to enter into a definitive purchase agreement; the ultimate impact the COVID-19 pandemic has on our business, results of operations, financial position and liquidity, including, without limitation, supply chain issues such as the global semiconductor micro-chip shortage and logistic issues; our substantial indebtedness; the uncertainty of the global economic environment, including any recession; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, including the conflict between Russia and Ukraine, or political unrest, including the rising tension between China and the United States; public health issues, including the outbreak of COVID-19 and its impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the timing and amount of any such dividends; and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions, except per share data)
Net sales	$381.6	$326.5	$1,492.9	$1,277.0
Cost of sales	326.1	285.4	1,282.4	1,099.1
Selling, general and administrative expenses	45.1	40.7	162.2	155.9
Restructuring and other special charges	7.3	15.9	17.3	20.4
Loss (gains) on sales of assets, net	0.5	(14.7)	(2.4)	(14.7)
Operating (loss) income	2.6	(0.8)	33.4	16.3
Other components of pension income and other postretirement benefits expense, net	2.8	2.4	11.1	9.7
Interest expense, net	(10.1)	(6.9)	(33.8)	(27.1)
(Loss) income from continuing operations before income taxes	(4.7)	(5.3)	10.7	(1.1)
Income tax (expense) benefit	(2.1)	0.6	0.7	1.0
(Loss) income from continuing operations	(6.8)	(4.7)	11.4	(0.1)
(Income) loss attributable to noncontrolling interest	(0.2)	0.7	(1.3)	1.2
(Loss) income from continuing operations attributable to ParkOhio common shareholders	$(7.0)	$(4.0)	$10.1	$1.1
Loss from discontinued operations, net of tax[1]	(16.9)	(13.8)	(24.3)	(25.9)
Net loss attributable to ParkOhio common shareholders	$(23.9)	$(17.8)	$(14.2)	$(24.8)

(Loss) earnings per common share attributable to ParkOhio common shareholders:
Basic:
Continuing operations	$(0.58)	$(0.33)	$0.83	$0.09
Discontinued operations	(1.40)	(1.15)	(2.00)	(2.16)
Total	$(1.98)	$(1.48)	$(1.17)	$(2.07)

Diluted:
Continuing operations	$(0.58)	$(0.33)	$0.83	$0.09
Discontinued operations	(1.40)	(1.15)	(1.99)	(2.11)
Total	$(1.98)	$(1.48)	$(1.16)	$(2.02)

Weighted-average shares used to compute (loss) earnings per share:
Basic	12.1	12.0	12.1	12.0
Diluted	12.1	12.0	12.2	12.3

Cash dividends per common share	$0.125	$0.125	$0.50	$0.50

Other financial data:
EBITDA, as defined	$10.8	$47.6	$91.6	$93.4

(1) - Our continuing operations exclude the results of our Aluminum Products business unit, which is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all periods presented.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings (loss) from continuing operations is income (loss) from continuing operations calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings (loss) from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting income (loss). Adjusted earnings (loss) is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, income (loss) from continuing operations calculated in accordance with GAAP. Adjusted income (loss) from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles income (loss) from continuing operations to adjusted earnings (loss) from continuing operations:

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
(Loss) income from continuing operations attributable to ParkOhio common shareholders	$(7.0)	$(0.58)	$(4.0)	$(0.33)	$10.1	$0.83	$1.1	$0.09
Adjustments:
Restructuring and other special charges	7.2	0.59	12.3	1.03	16.4	1.34	16.5	1.37
Acquisition-related expenses	0.1	0.01	1.7	0.14	0.9	0.07	2.0	0.17
Litigation settlement	—	—	1.9	0.16	—	—	1.9	0.16
Loss (gains) on sales of assets, net	0.5	0.04	(14.7)	(1.23)	(2.4)	(0.20)	(14.7)	(1.23)
Tax effect of adjustments	(1.9)	(0.15)	(0.3)	(0.02)	(3.6)	(0.28)	(1.3)	(0.11)
Non-controlling interest impact	—	—	(0.4)	(0.03)	—	—	(0.4)	(0.03)
Adjusted earnings (loss) from continuing operations	$(1.1)	$(0.09)	$(3.5)	$(0.28)	$21.4	$1.76	$5.1	$0.42

The following table shows the impact of these adjustments on our segment results (continuing operations):

	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
	(In millions)
	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
Supply Technologies	$—	$0.4	$0.4	$—	$1.3	$1.3
Assembly Components[1]	1.4	—	1.4	3.8	—	3.8
Engineered Products	—	5.5	5.5	10.2	0.6	10.8
Corporate	—	—	—	—	—	—
Total continuing operations[1]	$1.4	$5.9	$7.3	$14.0	$1.9	$15.9

	Year Ended December 31, 2022			Year Ended December 31, 2021
Supply Technologies	$—	$1.6	$1.6	$—	$1.7	$1.7
Assembly Components[1]	5.6	—	5.6	5.7	—	5.7
Engineered Products	—	8.4	8.4	10.2	2.5	12.7
Corporate	—	1.7	1.7	—	0.3	0.3
Total continuing operations[1]	$5.6	$11.7	$17.3	$15.9	$4.5	$20.4

(1) - Our continuing operations exclude the results of our Aluminum Products business unit, which is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all periods presented. Aluminum Products was previously included in our Assembly Components segment.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net loss attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's compliance with its Debt Service Ratio covenant in its revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net loss or cash flow information calculated in accordance with GAAP. EBITDA from continuing operations, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net loss to EBITDA from continuing operations, as defined:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions)
Net loss attributable to ParkOhio common shareholders	(23.9)	(17.8)	(14.2)	(24.8)
Add back (including amounts related to discontinued operations):
Interest expense, net	10.8	7.7	36.6	30.1
Income tax benefit	—	(2.8)	—	(6.5)
Depreciation and amortization	9.2	9.8	37.6	38.7
Stock-based compensation	1.8	1.8	7.2	6.5
Non-recurring charges related to restructuring and business optimization	4.0	16.5	14.2	16.5
Loss on sale of assets	3.4	—	3.4	—
Write-down of discontinued operation to fair value	1.8	—	1.8	—
Asset impairment	3.2	—	3.2	—
Acquisition-related expenses	0.1	1.7	0.9	2.0
One-time expenses in 2021 related to COVID-19 pandemic	—	20.0	—	20.0
EBITDA loss attributable to Designated Subsidiary	—	4.3	—	4.3
Goodwill impairment	—	4.6	—	4.6
Litigation settlement	—	1.9	—	1.9
Other	0.4	(0.1)	0.9	0.1
EBITDA, as defined	10.8	47.6	91.6	93.4

Exclude: EBITDA from discontinued operations	(12.2)	(5.3)	(9.4)	(12.4)
EBITDA from continuing operations	$23.0	$52.9	$101.0	$105.8

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2022	2021
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$58.2	$54.1
Accounts receivable, net	246.3	223.6
Inventories, net	406.5	352.4
Unbilled contract revenue	56.7	55.0
Promissory note related to financing arrangement	25.0	—
Other current assets	32.5	25.2
Current assets held-for-sale - discontinued operations[1]	107.2	65.2
Total current assets	932.4	775.5
Property, plant and equipment, net	181.1	179.2
Operating lease right-of-use assets	54.7	56.4
Goodwill	108.9	106.0
Intangible assets, net	78.7	81.7
Pension assets	63.9	86.2
Other long-term assets	16.9	18.1
Long-term assets held-for-sale - discontinued operations[1]	—	56.9
Total assets	$1,436.6	$1,360.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$221.0	$178.3
Current portion of long-term debt and short-term debt	10.9	6.3
Current portion of operating lease liabilities	11.2	10.6
Accrued employee compensation	22.3	26.4
Deferred revenue	52.6	51.7
Financing arrangement liability	45.0	—
Other accrued expenses	41.8	42.8
Current liabilities held-for-sale - discontinued operations[1]	43.8	32.9
Total current liabilities	448.6	349.0
Long-term liabilities, less current portion:
Long-term debt	655.1	586.9
Long-term operating lease liabilities	43.7	45.9
Deferred income taxes	10.6	31.8
Other long-term liabilities	10.7	12.2
Long-term liabilities held-for-sale - discontinued operations[1]	—	9.4
Total long-term liabilities	720.1	686.2
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	256.5	314.1

Noncontrolling interests	11.4	10.7
Total equity	267.9	324.8
Total liabilities and shareholders' equity	$1,436.6	$1,360.0

(1) - Our continuing operations exclude the results of our Aluminum Products business unit, which is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all periods presented.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
	2022	2021
	(In millions)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Income (loss) from continuing operations	$11.4	$(0.1)
Adjustments to reconcile income (loss) from continuing operations to net cash used by operating activities from continuing operations:
Depreciation and amortization	30.2	30.8
Stock-based compensation	7.2	6.5
Gains on sales of assets, net	(2.4)	(14.7)
Deferred income taxes	(8.3)	(5.8)
Changes in operating assets and liabilities:
Accounts receivable	(23.2)	(3.4)
Inventories	(56.0)	(55.1)
Prepaid and other current assets	(11.1)	1.2
Accounts payable and accrued expenses	33.1	36.6
Other	(7.5)	(8.2)
Net cash used by operating activities from continuing operations	(26.6)	(12.2)
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Purchases of property, plant and equipment	(26.9)	(22.3)
Proceeds from sales of assets	9.5	20.3
Business acquisitions, net of cash acquired	(23.3)	(5.4)
Net cash used by investing activities from continuing operations	(40.7)	(7.4)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from (payments on) revolving credit facility, net	64.8	77.6
Payments on term loans and other debt	(3.6)	(6.3)
Proceeds from other long-term debt	3.5	2.3
Proceeds from (payments on) finance lease facilities, net	8.5	(0.3)
Proceeds from third-party financing arrangement	20.0	—
Dividends	(7.0)	(7.0)
Purchases of treasury stock	—	(2.5)
Payments of withholding taxes on stock awards	(1.6)	(3.0)
Net cash provided by financing activities from continuing operations	84.6	60.8
DISCONTINUED OPERATIONS[1]:
Total used by operating activities	(1.0)	(31.1)
Total used by investing activities	(4.8)	(8.8)
Total used by financing activities	(3.4)	(0.9)
Decrease in cash and cash equivalents from discontinued operations	(9.2)	(40.8)
Effect of exchange rate changes on cash	(4.0)	(1.3)
Increase (decrease) in cash and cash equivalents	4.1	(0.9)
Cash and cash equivalents at beginning of year	54.1	55.0
Cash and cash equivalents at end of year	$58.2	$54.1
Income taxes paid (received), net	$10.7	$(1.0)
Interest paid	$34.5	$28.8
(1) - Our continuing operations exclude the results of our Aluminum Products business unit, which is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all periods presented.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions)
NET SALES FROM CONTINUING OPERATIONS:
Supply Technologies	$181.0	$152.8	$711.5	$619.5
Assembly Components[1]	94.6	83.4	388.8	321.5
Engineered Products	106.0	90.3	392.6	336.0
Total continuing operations[1]	$381.6	$326.5	$1,492.9	$1,277.0

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES:
Supply Technologies	$10.3	$9.6	$45.7	$42.8
Assembly Components[1]	0.4	(7.2)	1.1	(2.6)
Engineered Products	0.1	(10.9)	14.8	(12.2)
Total segment (loss) operating income	10.8	(8.5)	61.6	28.0
Corporate costs	(7.7)	(7.0)	(30.6)	(26.4)
(Loss) gains on sales of assets, net	(0.5)	14.7	2.4	14.7
Operating (loss) income	2.6	(0.8)	33.4	16.3
Other components of pension income and other postretirement benefits expense, net	2.8	2.4	11.1	9.7
Interest expense, net	(10.1)	(6.9)	(33.8)	(27.1)
(Loss) income from continuing operations before income taxes[1]	$(4.7)	$(5.3)	$10.7	$(1.1)

(1) - Our continuing operations exclude the results of our Aluminum Products business unit, which is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all periods presented. Aluminum Products was previously included in our Assembly Components segment.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted segment operating income (loss) is a non-GAAP financial measure that the Company is providing in this press release. Adjusted segment operating income (loss) is calculated as segment operating income (loss) plus adjustments for plant closure and consolidation, severance and other. The Company presents this non-GAAP financial measure because management uses adjusted segment operating income (loss) to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting income (loss). Adjusted segment operating income (loss) is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted segment operating income (loss) herein may not be comparable to similarly titled measures of other companies. The following table reconciles adjusted segment operating income (loss) to segment operating income (loss):

	Three Months Ended December 31,
	2022			2021
	(In millions)
Segment operating income (loss):	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$10.3	$0.4	$10.7	$9.6	$1.3	$10.9
Assembly Components[1]	$0.4	$1.4	1.8	$(7.2)	$3.8	(3.4)
Engineered Products	$0.1	$5.5	5.6	$(10.9)	$10.8	(0.1)
Corporate	$(7.7)	$—	(7.7)	$(7.0)	$—	(7.0)
Adjusted operating segment income - continuing operations			$10.4			$0.4

	Year Ended December 31,
	2022			2021
	(In millions)
Segment operating income (loss):	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$45.7	$1.6	$47.3	$42.8	$1.7	$44.5
Assembly Components[1]	$1.1	$5.6	6.7	$(2.6)	$5.7	3.1
Engineered Products	$14.8	$8.4	23.2	$(12.2)	$12.7	0.5
Corporate	$(30.6)	$1.7	(28.9)	$(26.4)	$0.3	(26.1)
Adjusted operating segment income - continuing operations			$48.3			$22.0

(1) - Our continuing operations exclude the results of our Aluminum Products business unit, which is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all periods presented. Aluminum Products was previously included in our Assembly Components segment.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted EPS from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted EPS from continuing operations is calculated as continuing operations net income plus adjustments for plant closure and consolidation, severance and other. The Company presents this non-GAAP financial measure because management uses adjusted EPS from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting income (loss). Our Aluminum Products business unit is held-for-sale as of December 31, 2022 and is presented in discontinued operations for all previous periods. Adjusted EPS from continuing operations is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted EPS from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income (loss) to adjusted EPS from continuing operations:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022
	(In millions)
Net income (loss) attributable to ParkOhio common shareholders	$6.1	$1.0	$2.6	$(23.9)	$(14.2)
Less: Income (loss) from discontinued operations, net of tax	2.4	(5.4)	(4.4)	(16.9)	(24.3)
Income (loss) from continuing operations attributable to ParkOhio common shareholders	3.7	6.4	7.0	(7.0)	10.1
Plus: Continuing operations addbacks, net of tax[1]	2.5	(0.4)	3.3	5.9	11.3
Adjusted continuing operations net income	$6.2	$6.0	$10.3	$(1.1)	$21.4
Adjusted EPS from continuing operations	$0.51	$0.49	$0.85	$(0.09)	$1.76

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021
	(In millions, except EPS data)
Net income (loss) attributable to ParkOhio common shareholders	$5.5	$(5.3)	$(7.2)	$(17.8)	$(24.8)
Less: Income (loss) from discontinued operations, net of tax	0.5	(5.4)	(7.2)	(13.8)	(25.9)
Income (loss) from continuing operations attributable to ParkOhio common shareholders	5.0	0.1	—	(4.0)	1.1
Plus: Continuing operations addbacks, net of tax[1,2]	1.0	1.2	1.3	0.5	4.0
Adjusted continuing operations net income	$6.0	$1.3	$1.3	$(3.5)	$5.1
Adjusted EPS from continuing operations	$0.49	$0.11	$0.10	$(0.28)	$0.42

(1) - Includes restructuring and other special charges and gains (losses) on sales of assets.
(2) - Q4 2021 addbacks include $0.4 million related to noncontrolling interest.